Exhibit 99.1

                                                   For Immediate Release
                                                    April 28, 2006

[LOGO]                                             For Information Contact:
FNB UNITED CORP.                               Michael C. Miller, 336-626-8300

P.O. Box 1328, Asheboro, NC 27204                  Phone 336-626-8300
101 Sunset Avenue, Asheboro, NC 27203                Fax 336-626-8374


       FNB Corp. and Integrity Financial Corporation Complete Merger

         Asheboro, N.C. - Michael C. Miller, Chairman, President and Chief Executive Officer of FNB Corp. (FNB) (NASDAQ: FNBN) and W. Alex Hall, Jr., President and Chief Executive Officer of Integrity Financial Corporation (Integrity) (NASDAQ: IFCB), today announced the consummation of the merger of Integrity with and into FNB. In the merger, FNB changed its name to FNB United Corp. (FNB United) and became a $1.8 billion bank holding company with 42 community offices in 17 counties extending from the central and southern Piedmont and Sandhills to the foothills and mountains of western North Carolina.
         "We are pleased to complete the first phase of our partnership with Integrity," commented Miller. "The merger improves our ability to serve our customers and communities, expands career opportunities for our employees, enhances shareholder value, and introduces our Yes You Can(R)-Yes We Can(R) motto and philosophy of service in new and growing markets."
         FNB United's bank subsidiaries, First National Bank and Trust Company and First Gaston Bank, including its divisions operating as Catawba Valley Bank and Northwestern Bank, will continue to operate as separate subsidiaries until August, when the banks are expected to merge. Meanwhile, efforts are firmly focused on customer retention and expansion, service and product assimilation and training.
         "We are greatly excited to officially join FNB United," said Hall. "I'm so proud of employees from both teams for their hard work and cooperation, and whose continued synergies will help us to operate as a bigger, better community bank in great markets across central and western North Carolina."
         Integrity shareholders are receiving a combination of cash and stock in the merger. The resulting company now has over 6,000 shareholders, 10.9 million shares outstanding and a market capitalization exceeding $220 million.
         FNB United Corp. is the central North Carolina-based bank holding company for First National Bank and Trust Company, First Gaston Bank, including its divisions Catawba Valley Bank and Northwestern Bank, and Dover Mortgage Company. Opened in 1907, First National (MyYesBank.com) operates 25 community

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YES! Banks in Archdale, Asheboro, Biscoe, Burlington, China Grove, Ellerbe,
Graham, Greensboro, Hillsborough, Kannapolis, Laurinburg, Pinehurst, Ramseur, Randleman, Rockingham, Salisbury, Seagrove, Siler City, Southern Pines and Trinity. First Gaston Bank (firstgaston.com) commenced operations in 1995 and operates five community offices in Belmont, Dallas, Gastonia, Mt. Holly and Stanley. It also operates community offices as Catawba Valley Bank (catawbavalleybank.com) in Hickory, Mooresville, Newton and Statesville and as Northwestern Bank of Wilkesboro (nwesternbank.com) in Boone, Millers Creek, Taylorsville, Wilkesboro and West Jefferson. Dover Mortgage Company (dovermortgage.com) operates 10 mortgage production offices in Carolina Beach, Charlotte, Goldsboro, Greensboro, Greenville, Lake Norman, Leland, Raleigh, Waxhaw and Wilmington. Through its subsidiaries, FNB United Corp. offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services. The Federal Deposit Insurance Corporation insures deposits up to applicable limits.
         FNB United stock is traded on the NASDAQ National Market under the symbol FNBN. Market makers are Scott & Stringfellow, Morgan Keegan & Company, Howe Barnes Investments, Smith Barney, FIG Partners, Ferris Baker Watts, Keefe, Bruyette & Woods, Sandler, O'Neil and Partners, Knight Securities, Goldman Sachs, Stern, Agee and Leach and Ryan, Beck & Company.
         This news release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for FNB United. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve various risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the mergers not materializing within the expected time frame; (2) revenues following the mergers not meeting expectations; (3) competitive pressures among financial institutions increasing significantly; (4) costs or difficulties related to the integration of the businesses of FNB and Integrity being greater than anticipated; (5) general economic conditions being less favorable than anticipated; and (6) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged. FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.
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